SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

  Date of Report (Date of Earliest event Reported): May 10, 2004 (May 10, 2004)

                  MINGHUA GROUP INTERNATIONAL HOLDINGS LIMITED
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             (Exact name of registrant as specified in its charter)

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
              New York                             0-30183                            13-4025362
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  (State or Other Jurisdiction of          (Commission File Number)       (IRS Employer Identification No.)
   Incorporation or Organization)
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                          Guangdong Bian Fang Building
                                   10th Floor
                                   Fujing Road
                        Futian District, Shenzhen, 518033
                           People's Republic of China
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                    (Address of Principal Executive Offices)


                                 +852-6011-6767
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                         (Registrant's Telephone Number)




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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

Appointment of New Directors

         On April 29, 2004 Minghua Group International Holdings Limited (the Company) mailed an information statement complying with the requirements of Rule 14f-1 under the Securities Exchange Act of 1934 to its registered shareholders relating to a change in the majority of the members of the Company's Board of Directors. Effective May 10, 2004, Chu Quan Li (the Company's chairman), Albert Wong and Kuen Kwong Chan, each resigned as directors of the Company. On May 10, 2004, Li Chang De replaced Chu Quan Li as chairman, and Han Li Ping and Li Hong Liang replaced Albert Wong and Kuen Kwong Chan as directors. The resignation of the directors and the appointment of new directors was effected pursuant to a letter agreement between the Company and Qiang Long Real Estate Development Company, dated April 14, 2004.

         The following is biographical information for each of the three new directors:

         Li Chang De, age 46, has acted as the chairman of Board of Directors of Beijing Qiang Long Real Estate Development Co. Ltd., a real estate development and investment company, since 1993. During his tenure as chairman he has led the company to develop many holiday villages, hotels and business centers throughout China.

         Han Li-Ping, age 45, acted as general manager of China Manzhouli TianRui Ltd., a real estate development and investment company, from 1993 to 1999 and acted as vice general manager from 1999 to 2003. Ms. Ping has served as vice general manager of Chuang Sheng Ltd., a securities investment company, since 2003.

         Li Hong-Liang, age 42, acted as vice general manager of Beijing JiuFa Industry Ltd., a company engaged in commerce and trade, from 1994 to 2003. He served as vice general manager of China Cardinal Ltd. from 2003 to 2004.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2004

                           MINGHUA GROUP INTERNATIONAL HOLDINGS LIMITED

                           By: /s/ Albert Wong
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                               Albert Wong, Chief Executive Officer